Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

CASE NO.: 03-14358 (BRL)

CHAPTER 11

DEBTOR:                                                                                                                                        UPC POLSKA, INC.

MONTHLY OPERATING STATEMENT FOR THE PERIOD FROM AUGUST 1, 2003
TO AUGUST 31, 2003

DEBTOR’S ADRESS:                                                                       4643 ULSTER STREET, SUITE 1300, DENVER, COLORADO

MONTHLY DISBURSEMENTS: $47,420

DEBTOR’S ATTORNEY:                                                     BAKER & McKENZIE

MONTHLY OPERATING PROFIT/ (LOSS): $0

REPORT PREPARER: Joanna Nieckarz

The undersigned, having reviewed the attached report and being familiar with the Debtor’s financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

DATE: September 15, 2003	/s/ Joanna Nieckarz
	Name:	Joanna Nieckarz
	Title:	Chief Financial Officer

UPC POLSKA, INC.
(DEBTOR-IN-POSSESION)
PARENT ONLY FINANCIAL STATEMENTS
BALANCE SHEET
(STATED IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE DATA)
(UNAUDITED)

As of August 31, 2003
ASSETS
Cash and cash equivalents	$35,786
Due from the Company’s affiliates	211,298
Other current assets	74
Investments in affiliated companies	22
Total assets	$247,180

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Liabilities not subject to compromise:
Accounts payable and accrued expenses	$1,020
Total liabilities not subject to compromise	1,020

Liabilities subject to compromise:
Accounts payable and accrued expenses	400
Due to UPC and its affiliates (1)	4,040
Notes payable and accrued interest to RCI	6,139
Notes payable and accrued interest to UPC and its affiliates (2)	481,737
Bonds payable (3)	456,992
Total liabilities subject to compromise	949,308

Total liabilities	950,328

Stockholder’s deficit:
Common stock, $.01 par value; 1,000 shares authorized, issued and outstanding as of August 31, 2003	—
Paid-in capital	933,151
Accumulated deficit	(1,636,299)
Total stockholder’s deficit	(703,148)

Total liabilities and stockholder’s deficit	$247,180

The accompanying notes are an integral part to these financial statements.

(1)   The balance due to UPC and its affiliates is denominated in Euros. The change in this item relates to unrealized foreign exchange.

(2)          Notes payable and accrued interest to UPC and its affiliates include unpaid accrued and capitalized interest owing to UPC Telecom and Belmarken of $141.2 million.

(3)          Prior to the Petition Date, the Company’s 2008, 2009 and Series C Senior Discount Notes (reflected as Bonds payable on the balance sheet) were carried on the Company’s books at an amount higher than accreted value as a result of purchase accounting adjustments recorded when UPC N.V. acquired the Company.  The Bonds payable amount reflects the write-down of these notes to their accreted value on the Petition Date.

UPC POLSKA, INC.
(DEBTOR-IN-POSSESION)
PARENT ONLY FINANCIAL STATEMENTS
STATEMENT OF OPERATIONS
(STATED IN THOUSANDS OF U.S. DOLLARS)
(UNAUDITED)

For the period from August 1 to August 31, 2003

Operating income/(loss)	—

Interest and investment income, affiliated companies (1)	4,251
Valuation provision for receivables due from affiliates	3,488
Foreign exchange loss, net (2)	(7,708)
Non-operating income/(expense), net	23

Income before income taxes and reorganization items	54

Reorganization items
Professional fees	(351)
Total reorganization items	(351)

Loss before income taxes	(297)

Income tax expense	—

Net loss	$(297)

The accompanying notes are an integral part to these financial statements.

(1)          Interest and investment income from affiliated companies relates to the accrual of interest on the loans to affiliated companies. The interest income is added to the outstanding loan balances and is payable at the maturity of the loans.

(2)          Foreign exchange loss, net relates to unrealized currency exchange losses on the Company’s loans to affiliated companies. The foreign exchange loss, net is a non-cash loss.

UPC POLSKA, INC.
(DEBTOR-IN-POSSESION)
PARENT ONLY FINANCIAL STATEMENTS
CASH FLOW STATEMENT
(STATED IN THOUSANDS OF U.S. DOLLARS)
(UNAUDITED)

For the period from August 1 to August 31, 2003
Cash flows from operating activities:
Net loss	$(297)

Adjustments to reconcile net income to net cash used in operating activities:
Valuation provision for receivables due from affiliates	(3,488)
Unrealized foreign exchange loss	7,708
Other	7
Changes in operating assets and liabilities:
Other current assets	(2)
Accounts payable and accrued expenses	276
Accrued interest due from the Company’s affiliates	(4,251)

Net cash provided from operating activities	(47)

Cash flows from investing activities:	—
Net cash used in investing activities	—

Cash flows from financing activities:	—
Net cash provided by financing activities	—

Net increase/(decrease) in cash and cash equivalents	—

Cash and cash equivalents at beginning of period	35,833
Cash and cash equivalents at end of period	$35,786

Supplemental cash flow information:
Cash paid for interest	—
Cash paid for income taxes	$—

The accompanying notes are an integral part to these financial statements.

UPC POLSKA, INC.
(DEBTOR-IN-POSSESION)
NOTES TO PARENT ONLY FINANCIAL STATEMENTS
(UNAUDITED)

1.              General

UPC Polska, Inc. (“the Company”), formerly known as @Entertainment, Inc. is a group holding company established in May 1997. The Company has ownership interests in approximately twenty-two direct and indirect subsidiaries (such subsidiaries, collectively with UPC Polska, the “UPC Polska Group”). None of the Company’s subsidiaries have commenced insolvency proceedings and they continue to operate outside of bankruptcy in the ordinary course of business. The UPC Polska Group owns and operates one of the largest cable television systems in Poland with approximately 1,870,700 homes passed and approximately 987,500 total subscribers.

2.              Basis of Presentation

The accompanying parent only financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”). The interim unaudited parent only financial statements should be read in conjunction with the audited consolidated financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the SEC (the “2002 Annual Report”). The interim financial results are not necessarily indicative of the results of the full year. The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Activity related to the Company’s subsidiaries is included on the balance sheet as “investments in affiliated companies”. Not all actual information with respect to the financial statements of the Company was available at the date of preparation of parent only financial statements.  The Company, therefore, used its best estimates for certain items and, as a result, the actual financial information may differ from the information presented in this report.

As a result of entering into the Chapter 11 proceedings on July 7, 2003, the Company’s financial statements have also been prepared in accordance with AICPA Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (“SOP 90-7”). SOP 90-7 requires an entity to distinguish pre-petition liabilities subject to compromise from postpetition liabilities on its balance sheet.  In the accompanying unaudited balance sheet, the caption “liabilities subject to compromise” reflects the Company’s best current estimate of the amount of pre-petition claims that will be restructured in the Debtor’s Chapter 11 case.  In addition, the statement of operations should portray the results of operations of the reporting entity during the Chapter 11 proceedings.  As a result, any revenues, expenses, realized gains and losses and provisions resulting from the reorganization and restructuring of the organization are reported separately as reorganization items.

3.              Bankruptcy filing

On July 7, 2003, the Company filed a voluntary petition for relief under Chapter 11 (“Chapter 11”) of the United States Bankruptcy Code (the “Bankruptcy Code”) with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (Case No. 03-14358 (BRL)), on July 8, 2003, the Company filed a pre-negotiated plan of reorganization (“Plan of Reorganization”) and on July 28, 2003, the Company filed a disclosure statement (“Disclosure Statement”) with the Bankruptcy Court. The Plan of Reorganization contemplates a restructuring of the Company’s balance sheet. For more information about the Plan of Reorganization and the restructuring of the Company, please see the Disclosure Statement, which was filed as an exhibit to the Company’s Form 8-K, dated July 28, 2003.

As a result of the Company’s filing for relief under Chapter 11, all the Company’s outstanding debt became due and payable. The Company is entitled to various protections under the Bankruptcy Code, including an automatic stay, which subject to certain exceptions, prohibits creditors from taking actions to collect or enforce claims against the Company during the pendency of the Chapter 11 proceeding.

4.              Due from affiliates

The Company recorded a valuation reserve against its receivables due from affiliates to reflect an estimate of the change in value of these receivables.

5.              Investments

The Company has accounted for investments in affiliated companies using the equity method. Under this method, the investment, originally recorded at cost, is adjusted to recognize the Company’s proportionate share of net earnings or losses of the affiliates, limited to the extent of the Company’s investment in its affiliates.

6.              Cash

In the period from August 1 to August 31, 2003 cash payments, totaling $47,160, were made for media and production costs relating to the publication of Bar Date and Disclosure Statement Notices in the press. In August the Company also paid bank fees of $260. The Company had no cash receipts during August 2003.

7.              Taxation

During the period from August 1, 2003 to August 31, 2003 the Company did not have any Federal, State or Local taxes collected, due, received or withheld.

8.              Insurance

All insurance policies in place for the Company have been fully paid for the current period. The Company, as a holding company, has no employees and, thus, does not have workers compensation and disability insurance policies.